Exhibit 99.1
PepsiCo Reports Third-Quarter 2022 Results; Raises Full-Year Guidance
Reported (GAAP) Third-Quarter and Year-to-Date 2022 Results

	Third-Quarter	Year-to-Date
Net revenue growth	8.8%	7.7%
Foreign exchange impact on net revenue	(3)%	(3)%
Earnings per share (EPS)	$1.95	$6.04
EPS change	22%	33%
Foreign exchange impact on EPS	(3)%	(2)%
Organic/Core (non-GAAP)1 Third-Quarter and Year-to-Date 2022 Results

	Third-Quarter	Year-to-Date
Organic revenue growth	16.0%	14.3%
Core EPS	$1.97	$5.12
Core constant currency EPS change	14%	11%
PURCHASE, N.Y. - October 12, 2022 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the third quarter 2022.
“We are very pleased with our results for the third quarter as our global business momentum remains strong. Given our year-to-date performance, we now expect our full-year organic revenue to increase 12 percent (previously 10 percent) and core constant currency earnings per share to increase 10 percent (previously 8 percent),” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Our strong results demonstrate that the investments we have made towards becoming an even Faster, even Stronger, and even Better company with pep+ at the center of everything we do are working. We are encouraged by the progress we are making on our strategic agenda, and remain committed to investing in our people, brands, supply chain, and go-to-market systems and winning in the marketplace.”

1Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic Revenue Growth,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2022 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 36 weeks ended September 3, 2022 (Q3 2022 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.
1

Summary Third-Quarter 2022 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Foods	Beverages
Frito-Lay North America	20	—	—	20	(2)
Quaker Foods North America	15	—	—	16	(4)
PepsiCo Beverages North America	4	—	9	13		1
Latin America	20	2	1	22	3	7
Europe	1	8	5.5	15	(5)	(8)
Africa, Middle East and South Asia	4	14	—	17	(2)	11
Asia Pacific, Australia and New Zealand and China Region	3	5	—	8	3	9
Total	9	3	4	16	(1.5)	3

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	17	—	—	17
Quaker Foods North America	15	—	—	15
PepsiCo Beverages North America	1	3	—	4
Latin America	18	(3)	2	17
Europe	28	(1)	10	38
Africa, Middle East and South Asia	(14)	(1)	10	(5)
Asia Pacific, Australia and New Zealand and China Region	(1)	2	5	6
Corporate unallocated expenses	50	(33)	—	17
Total	6	5	3	14

EPS	22	(11)	3	14
(a)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic Revenue Growth,” “Core” and “Constant Currency.”

2

Summary Year-to-Date 2022 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Foods	Beverages
Frito-Lay North America	16	—	—	16	(1)
Quaker Foods North America	14	—	—	15	(1)
PepsiCo Beverages North America	3	—	8	11		1
Latin America	21	1	1	22	5	8
Europe	(3)	10	4.5	12	(4)	(7)
Africa, Middle East and South Asia	7	9	4	20	5	17
Asia Pacific, Australia and New Zealand and China Region	5	3	2.5	10	4	9
Total	8	3	4	14	1.5	5

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	9	—	—	9
Quaker Foods North America	8	—	—	8
PepsiCo Beverages North America	150	(146)	—	4.5
Latin America	25	7	1	33
Europe	(138)	139	10	11
Africa, Middle East and South Asia	5	(2)	7	10
Asia Pacific, Australia and New Zealand and China Region	3	1	3	7
Corporate unallocated expenses	16	(5)	—	11
Total	24	(16)	2	11

EPS	33	(25)	2	11
(a)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For fiscal year 2022, the Company now expects to deliver 12 percent organic revenue growth (previously 10 percent), and 10 percent core constant currency EPS growth (previously 8 percent).

Consistent with its previous guidance for 2022, the Company continues to expect:
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.2 billion and share repurchases of $1.5 billion.

In addition, the Company now expects an approximate 2.5-percentage-point foreign exchange translation headwind (previously 2 percentage points) to impact reported net revenue and core EPS growth based on current market consensus rates.

This assumption and the guidance above imply 2022 core EPS of approximately $6.73 (previously $6.63), an approximately 7.5 percent increase (previously 6 percent) compared to 2021 core EPS of $6.26.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on October 12, 2022, the Company will post prepared management remarks (in pdf format) of its third quarter 2022 results and business update, including its outlook for 2022, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on October 12, 2022, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/3/2022	9/4/2021	9/3/2022	9/4/2021
Net Revenue	$21,971	$20,189	$58,396	$54,226
Cost of sales	10,308	9,394	27,156	24,945
Gross profit	11,663	10,795	31,240	29,281
Selling, general and administrative expenses (a)	8,295	7,636	22,262	20,681
Gain associated with the Juice Transaction (b)	14	—	(3,321)	—
Impairment of intangible assets (c)	1	—	1,602	—
Operating Profit	3,353	3,159	10,697	8,600
Other pension and retiree medical benefits income	36	118	168	364
Net interest expense and other	(190)	(232)	(666)	(731)
Income before income taxes	3,199	3,045	10,199	8,233
Provision for income taxes	475	802	1,756	1,895
Net income	2,724	2,243	8,443	6,338
Less: Net income attributable to noncontrolling interests	22	19	51	42
Net Income Attributable to PepsiCo	$2,702	$2,224	$8,392	$6,296

Diluted
Net income attributable to PepsiCo per common share	$1.95	$1.60	$6.04	$4.54
Weighted-average common shares outstanding	1,387	1,389	1,389	1,388
(a)The increase in selling, general and administrative expenses for the 12 and 36 weeks ended September 3, 2022, as compared to the 12 and 36 weeks ended September 4, 2021, primarily reflects higher selling and distribution costs.
(b)In the 36 weeks ended September 3, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for approximately $3.5 billion in cash and a 39% noncontrolling interest in a newly formed joint venture operating across North America and Europe (Juice Transaction).
(c)In the 36 weeks ended September 3, 2022, we recorded pre-tax impairment charges of $1.6 billion primarily related to the decrease in fair value of our indefinite-lived intangible assets as a result of the Russia-Ukraine conflict.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/3/2022	9/4/2021	9/3/2022	9/4/2021
Net Revenue
Frito-Lay North America	$5,563	$4,653	$15,583	$13,441
Quaker Foods North America	713	618	2,101	1,839
PepsiCo Beverages North America	6,635	6,402	18,108	17,632
Latin America	2,517	2,100	6,406	5,309
Europe	3,646	3,612	8,466	8,693
Africa, Middle East and South Asia	1,726	1,665	4,426	4,150
Asia Pacific, Australia and New Zealand and China Region	1,171	1,139	3,306	3,162
Total	$21,971	$20,189	$58,396	$54,226

Operating Profit
Frito-Lay North America	$1,588	$1,357	$4,332	$3,979
Quaker Foods North America	122	106	416	384
PepsiCo Beverages North America	784	773	4,869	1,948
Latin America	463	393	1,206	967
Europe	564	439	(369)	975
Africa, Middle East and South Asia	268	312	738	706
Asia Pacific, Australia and New Zealand and China Region	199	201	620	601
Corporate unallocated expenses	(635)	(422)	(1,115)	(960)
Total	$3,353	$3,159	$10,697	$8,600

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/3/2022	9/4/2021
Operating Activities
Net income	$8,443	$6,338
Depreciation and amortization	1,854	1,863
Gain associated with the Juice Transaction	(3,321)	—
Brand portfolio impairment charges	475	—
Russia-Ukraine conflict charges	1,402	—
Operating lease right-of-use asset amortization	346	340
Share-based compensation expense	233	215
Restructuring and impairment charges	126	129
Cash payments for restructuring charges	(134)	(165)
Acquisition and divestiture-related charges	69	12
Cash payments for acquisition and divestiture-related charges	(41)	(25)
Pension and retiree medical plan expenses	235	81
Pension and retiree medical plan contributions	(335)	(715)
Deferred income taxes and other tax charges and credits	(322)	261
Tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	86	190
Tax payments related to the TCJ Act	(309)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(2,258)	(1,416)
Inventories	(837)	(579)
Prepaid expenses and other current assets	(124)	(46)
Accounts payable and other current liabilities	426	99
Income taxes payable	718	645
Other, net	(426)	(284)
Net Cash Provided by Operating Activities	6,306	6,634

Investing Activities
Capital spending	(2,556)	(2,276)
Sales of property, plant and equipment	228	40
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(804)	(28)
Proceeds associated with the Juice Transaction	3,456	—
Other divestitures, sales of investments in noncontrolled affiliates and other assets	15	158
Short-term investments, by original maturity:
More than three months - purchases	(46)	—
More than three months - maturities	—	1,135
Three months or less, net	9	(65)
Other investing, net	7	6
Net Cash Provided by/(Used for) Investing Activities	309	(1,030)
(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	36 Weeks Ended
	9/3/2022	9/4/2021
Financing Activities
Proceeds from issuances of long-term debt	3,377	—
Payments of long-term debt	(1,653)	(2,454)
Debt redemptions	(1,550)	—
Short-term borrowings, by original maturity:
More than three months - proceeds	1,947	—
More than three months - payments	(1,932)	(397)
Three months or less, net	(45)	19
Cash dividends paid	(4,586)	(4,328)
Share repurchases - common	(1,156)	(106)
Proceeds from exercises of stock options	113	146
Withholding tax payments on restricted stock units and performance stock units converted	(97)	(82)
Other financing	(25)	(19)
Net Cash Used for Financing Activities	(5,607)	(7,221)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(197)	(30)
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	811	(1,647)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,707	8,254
Cash and Cash Equivalents and Restricted Cash, End of Period	$6,518	$6,607

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$560	$494

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	9/3/2022	12/25/2021
ASSETS
Current Assets
Cash and cash equivalents	$6,415	$5,596
Short-term investments	327	392
Accounts and notes receivable, net	10,739	8,680
Inventories:
Raw materials and packaging	2,303	1,898
Work-in-process	150	151
Finished goods	2,566	2,298
	5,019	4,347
Prepaid expenses and other current assets	1,043	980
Assets held for sale	—	1,788
Total Current Assets	23,543	21,783
Property, Plant and Equipment, net	22,800	22,407
Amortizable Intangible Assets, net	1,314	1,538
Goodwill	18,388	18,381
Other Indefinite-Lived Intangible Assets	15,838	17,127
Investments in Noncontrolled Affiliates	3,224	2,350
Deferred Income Taxes	4,324	4,310
Other Assets	5,030	4,481
Total Assets	$94,461	$92,377

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$3,109	$4,308
Accounts payable and other current liabilities	22,544	21,159
Liabilities held for sale	—	753
Total Current Liabilities	25,653	26,220
Long-Term Debt Obligations	36,136	36,026
Deferred Income Taxes	4,724	4,826
Other Liabilities	8,813	9,154
Total Liabilities	75,326	76,226
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,379 and 1,383 shares, respectively)	23	23
Capital in excess of par value	4,036	4,001
Retained earnings	68,872	65,165
Accumulated other comprehensive loss	(14,743)	(14,898)
Repurchased common stock, in excess of par value (488 and 484 shares, respectively)	(39,211)	(38,248)
Total PepsiCo Common Shareholders’ Equity	18,977	16,043
Noncontrolling interests	158	108
Total Equity	19,135	16,151
Total Liabilities and Equity	$94,461	$92,377

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with mergers, acquisitions, divestitures and other structural changes; gains associated with divestitures; asset impairment charges (non-cash); pension and retiree medical-related amounts (including all settlement and curtailment gains and losses); charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. Prior to the fourth quarter of 2021, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs will continue to be reflected in our core results. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2022 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 25, 2021. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.

Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include merger and integration charges and costs associated with divestitures. Merger and integration charges include changes in fair value of contingent consideration, liabilities to support socioeconomic programs in South Africa, employee-related costs, contract termination costs and other integration costs. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.
Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
Russia-Ukraine conflict charges
In connection with the deadly conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs.
Brand Portfolio Impairment Charges
We recognized intangible assets and property, plant and equipment impairment and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest cost, partially offset by curtailment gains resulting from the Juice Transaction.
Charge related to cash tender offers
As a result of the cash tender offers for some of our long-term debt, we recorded a charge primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks used to mitigate the interest rate risk on the cash tender offers.
Tax Expense Related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Tax Benefit Related to the Internal Revenue Service (IRS) Audit
We recognized a non-cash tax benefit resulting from our agreement with the IRS to settle one of the issues assessed in the 2014 through 2016 tax audit. The agreement covers tax years 2014 through 2019.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions, divestitures and other structural changes, and where applicable, the impact of an additional week of results every five or six years (53rd reporting week), including in our fourth quarter 2022 financial results. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2022 guidance
Our 2022 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes, the impact of the 53rd reporting week and foreign exchange translation. Our 2022 core effective tax rate guidance and 2022 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, and other items noted above. Our 2022 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2022 organic revenue growth to our full year projected 2022 reported net revenue growth because we are unable to predict the 2022 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2022 core effective tax rate to our full year projected 2022 reported effective tax rate and our full year projected 2022 core constant currency EPS growth to our full year projected 2022 reported EPS growth because we are unable to predict the 2022 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 36 Weeks Ended September 3, 2022
(unaudited)

	12 Weeks Ended 9/3/2022
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(c)	Organic Volume(d)	Effective net pricing
Frito-Lay North America	20%	—	—	20%	—	20
Quaker Foods North America	15%	—	—	16%	(4)	20
PepsiCo Beverages North America	4%	—	9	13%	1	12
Latin America	20%	2	1	22%	5	17
Europe	1%	8	5.5	15%	(10)	24
Africa, the Middle East and South Asia	4%	14	—	17%	(1)	19
Asia Pacific, Australia and New Zealand and China Region	3%	5	—	8%	3	5
Total (a)	9%	3	4	16%	(1)	17

	36 Weeks Ended 9/3/2022
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(c)	Organic volume(d)	Effective net pricing
Frito-Lay North America	16%	—	—	16%	0.5	16
Quaker Foods North America	14%	—	—	15%	(1)	16
PepsiCo Beverages North America	3%	—	8	11%	1.5	10
Latin America	21%	1	1	22%	3.5	19
Europe	(3)%	10	4.5	12%	(7)	18
Africa, Middle East and South Asia	7%	9	4	20%	7	13
Asia Pacific, Australia and New Zealand and China Region	5%	3	2.5	10%	5	5
Total (b)	8%	3	4	14%	1	14
(a)Acquisitions and divestitures primarily reflect the Juice Transaction in PepsiCo Beverages North America and Europe.
(b)Acquisitions and divestitures primarily reflect the Juice Transaction in PepsiCo Beverages North America and Europe, and the alignment of the reporting calendars for the Pioneer Food Group Ltd. acquisition in Africa, Middle East and South Asia and the Hangzhou Haomusi Food Co., Ltd. acquisition in the Asia Pacific, Australia and New Zealand and China Region.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(d)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change disclosed in the Summary Third-Quarter 2022 Performance and Summary Year-to-Date 2022 Performance tables on pages 2 and 3, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 Weeks Ended September 3, 2022
(unaudited)

	12 Weeks Ended 9/3/2022
		Impact of Items Affecting Comparability										Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Pension and retiree medical-related impact	Tax benefit related to the IRS audit	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	17%	—	—	—	—	—	—	—	—	—	17%	—	17%
Quaker Foods North America	15%	—	—	—	—	—	—	—	—	—	15%	—	15%
PepsiCo Beverages North America	1%	—	—	—	1	—	1	—	—	—	4%	—	4%
Latin America	18%	—	(3)	—	—	—	—	—	—	—	15%	2	17%
Europe	28%	—	—	—	—	—	—	—	—	—	28%	10	38%
Africa, Middle East and South Asia	(14)%	—	(1)	—	—	—	—	—	—	—	(15)%	10	(5)%
Asia Pacific, Australia and New Zealand and China Region	(1)%	—	2	—	—	—	—	—	—	—	1%	5	6%
Corporate unallocated expenses	50%	(30)	(2)	(1)	—	—	—	—	—	—	17%	—	17%
Total Operating Profit	6%	4	—	—	—	—	—	—	—	—	11%	3	14%
Net Income Attributable to PepsiCo	21%	5	—	—	1	—	—	2	(14)	(5)	10%	3	13%
Net Income Attributable to PepsiCo per common share – diluted	22%	5	—	—	1	—	—	2	(14)	(5)	10%	3	14%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
36 Weeks Ended September 3, 2022
(unaudited)

	36 Weeks Ended 9/3/2022
		Impact of Items Affecting Comparability											Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Pension and retiree medical-related impact		Tax benefit related to the IRS audit	Tax expense related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	9%	—	—	—	—	—	—	—	—	—	—	9%	—	9%
Quaker Foods North America	8%	—	—	—	—	—	—	—	—	—	—	8%	—	8%
PepsiCo Beverages North America	150%	—	—	2	(156)	—	8	—	—	—	—	4%	—	4.5%
Latin America	25%	—	—	—	—	—	8	—	—	—	—	32%	1	33%
Europe	(138)%	—	(1)	1	(30)	144	25	—	—	—	—	1%	10	11%
Africa, Middle East and South Asia	5%	—	(1)	(1)	—	—	—	—	—	—	—	3%	7	10%
Asia Pacific, Australia and New Zealand and China Region	3%	—	1	—	—	—	—	—	—	—	—	4%	3	7%
Corporate unallocated expenses	16%	(2)	(2)	(1)	—	—	—	—		—	—	11%	—	11%
Total Operating Profit	24%	—	—	1	(39)	16	5.5	—		—	—	8%	2	11%
Net Income Attributable to PepsiCo	33%	—	—	1	(46)	19	6	2	—	(5)	(2)	8%	2	11%
Net Income Attributable to PepsiCo per common share – diluted	33%	—	—	1	(46)	19	6	2	—	(5)	(2)	8%	2	11%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended September 3, 2022 and September 4, 2021
(in millions except per share amounts, unaudited)

	12 Weeks Ended 9/3/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$10,308	$11,663	$8,295	$14	$1	$3,353	$36	$475	$2,702	$1.95	14.9%
Items Affecting Comparability
Mark-to-market net impact	(54)	54	(112)	—	—	166	—	40	126	0.09	0.1
Restructuring and impairment charges	(1)	1	(50)	—	—	51	—	11	40	0.03	—
Acquisition and divestiture-related charges	—	—	(5)	—	—	5	—	2	3	—	—
Gain associated with the Juice Transaction	—	—	—	(14)	—	14	—	3	11	0.01	—
Russia-Ukraine conflict charges	(1)	1	5	—	—	(4)	—	1	(5)	—	0.1
Brand Portfolio Impairment Charges	(10)	10	1	—	(1)	10	—	2	8	0.01	—
Pension and retiree medical-related impact	—	—	—	—	—	—	59	13	46	0.03	—
Tax benefit related to the IRS audit	—	—	—	—	—	—	—	284	(284)	(0.20)	8.9
Tax expense related to the TCJ Act	—	—	—	—	—	—	—	(86)	86	0.06	(2.7)
Core, Non-GAAP Measure (a)	$10,242	$11,729	$8,134	$—	$—	$3,595	$95	$745	$2,733	$1.97	21.3%

	12 Weeks Ended 9/4/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$9,394	$10,795	$7,636	$3,159	$118	$802	$2,224	$1.60	26.3%
Items Affecting Comparability
Mark-to-market net impact	(15)	15	(19)	34	—	8	26	0.02	—
Restructuring and impairment charges	(9)	9	(42)	51	1	7	45	0.03	(0.1)
Acquisition and divestiture-related charges	—	—	3	(3)	—	(1)	(2)	—	—
Tax expense related to the TCJ Act	—	—	—	—	—	(190)	190	0.14	(6.2)
Core, Non-GAAP Measure (a)	$9,370	$10,819	$7,578	$3,241	$119	$626	$2,483	$1.79	20.0%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
36 Weeks Ended September 3, 2022 and September 4, 2021
(in millions except per share amounts, unaudited)

	36 Weeks Ended 9/3/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$27,156	$31,240	$22,262	$(3,321)	$1,602	$10,697	$168	$1,756	$51	$8,392	$6.04	17.2%
Items Affecting Comparability
Mark-to-market net impact	1	(1)	43	—	—	(44)	—	(11)	—	(33)	(0.02)	—
Restructuring and impairment charges	(6)	6	(117)	—	—	123	3	25	1	100	0.07	—
Acquisition and divestiture-related charges	—	—	(63)	—	—	63	6	12	—	57	0.04	—
Gain associated with the Juice Transaction	—	—	—	3,321	—	(3,321)	—	(452)	—	(2,869)	(2.07)	2.5
Russia-Ukraine conflict charges	(134)	134	(70)	—	(1,198)	1,402	—	239	—	1,163	0.84	(0.6)
Brand Portfolio Impairment Charges	(18)	18	(53)	—	(404)	475	—	111	—	364	0.26	0.1
Pension and retiree medical-related impact	—	—	—	—	—	—	174	39	—	135	0.10	—
Tax benefit related to the IRS audit	—	—	—	—	—	—	—	284	—	(284)	(0.20)	2.8
Tax expense related to the TCJ Act	—	—	—	—	—	—	—	(86)	—	86	0.06	(0.8)
Core, Non-GAAP Measure (a)	$26,999	$31,397	$22,002	$—	$—	$9,395	$351	$1,917	$52	$7,111	$5.12	21.1%

	36 Weeks Ended 9/4/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$24,945	$29,281	$20,681	$8,600	$364	$1,895	$6,296	$4.54	23.0%
Items Affecting Comparability
Mark-to-market net impact	21	(21)	40	(61)	—	(13)	(48)	(0.03)	—
Restructuring and impairment charges	(13)	13	(110)	123	6	20	109	0.08	(0.1)
Acquisition and divestiture-related charges	(1)	1	(11)	12	—	—	12	0.01	—
Tax expense related to the TCJ Act	—	—	—	—	—	(190)	190	0.14	(2.3)
Core, Non-GAAP Measure (a)	$24,952	$29,274	$20,600	$8,674	$370	$1,712	$6,559	$4.73	20.6%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended September 3, 2022 and September 4, 2021
(in millions, unaudited)

	12 Weeks Ended 9/3/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,588	$—	$4	$—	$—	$—	$—	$1,592
Quaker Foods North America	122	—	1	—	—	—	—	123
PepsiCo Beverages North America	784	—	4	3	8	—	9	808
Latin America	463	—	3	—	—	—	—	466
Europe	564	—	21	—	6	(4)	1	588
Africa, Middle East and South Asia	268	—	—	2	—	—	—	270
Asia Pacific, Australia and New Zealand and China Region	199	—	4	—	—	—	—	203
Corporate unallocated expenses	(635)	166	14	—	—	—	—	(455)
Total	$3,353	$166	$51	$5	$14	$(4)	$10	$3,595

	12 Weeks Ended 9/4/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,357	$—	$2	$—	$1,359
Quaker Foods North America	106	—	1	—	107
PepsiCo Beverages North America	773	—	3	—	776
Latin America	393	—	14	—	407
Europe	439	—	20	—	459
Africa, Middle East and South Asia	312	—	5	1	318
Asia Pacific, Australia and New Zealand and China Region	201	—	1	—	202
Corporate unallocated expenses	(422)	34	5	(4)	(387)
Total	$3,159	$34	$51	$(3)	$3,241
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
36 Weeks Ended September 3, 2022 and September 4, 2021
(in millions, unaudited)

	36 Weeks Ended 9/3/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$4,332	$—	$10	$—	$—	$—	$—	$4,342
Quaker Foods North America	416	—	1	—	—	—	—	417
PepsiCo Beverages North America	4,869	—	9	42	(3,029)	—	150	2,041
Latin America	1,206	—	17	—	—	—	83	1,306
Europe	(369)	—	40	13	(292)	1,402	242	1,036
Africa, Middle East and South Asia	738	—	5	2	—	—	—	745
Asia Pacific, Australia and New Zealand and China Region	620	—	8	—	—	—	—	628
Corporate unallocated expenses	(1,115)	(44)	33	6	—	—	—	(1,120)
Total	$10,697	$(44)	$123	$63	$(3,321)	$1,402	$475	$9,395

	36 Weeks Ended 9/4/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,979	$—	$20	$2	$4,001
Quaker Foods North America	384	—	1	—	385
PepsiCo Beverages North America	1,948	—	8	2	1,958
Latin America	967	—	22	—	989
Europe	975	—	46	—	1,021
Africa, Middle East and South Asia	706	—	9	8	723
Asia Pacific, Australia and New Zealand and China Region	601	—	2	3	606
Corporate unallocated expenses	(960)	(61)	15	(3)	(1,009)
Total	$8,600	$(61)	$123	$12	$8,674
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/3/2022		9/3/2022
Reported gross margin performance, GAAP measure	(38)	bps	(50)	bps
Mark-to-market net impact	17		4
Restructuring and impairment charges	(4)		(1)
Acquisition and divestiture-related charges	—		—
Russia-Ukraine conflict charges	1		23
Brand Portfolio Impairment Charges	4		3
Core gross margin performance, non-GAAP measure (a)	(20)	bps	(22)	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		36 Weeks Ended
	9/3/2022		9/3/2022
Reported operating margin performance, GAAP measure	(39)	bps	246	bps
Mark-to-market net impact	59		4
Restructuring and impairment charges	(2)		(1)
Acquisition and divestiture-related charges	4		9
Gain associated with the Juice Transaction	7		(569)
Russia-Ukraine conflict charges	(2)		240
Brand Portfolio Impairment Charges	4		81
Core operating margin growth, non-GAAP measure (a)	31	bps	9	bps
Fiscal 2021 Diluted EPS Reconciliation

Year Ended
12/25/2021
Reported diluted EPS, GAAP measure	$5.49
Mark-to-market net impact	0.01
Restructuring and impairment charges	0.15
Acquisition and divestiture-related charges	(0.02)
Pension and retiree medical-related impact	0.01
Charge related to cash tender offers	0.49
Tax expense related to the TCJ Act	0.14
Core diluted EPS, non-GAAP measure (a)	$6.26
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2022 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.